Exhibit (h)(iii)
UMB DISTRIBUTION SERVICES, LLC
803 West Michigan Street
Milwaukee, Wisconsin 53202
DEALER AGREEMENT FOR THE SALE OF SHARES
OF
ACCESS CAPITAL STRATEGIES COMMUNITY INVESTMENT FUND, INC.
Gentlemen:
UMB Distribution Services, LLC (the “Distributor”) has entered into a Distribution Agreement with the Access Capital Strategies Community Investment Fund, Inc. (the “Company”), a Maryland corporation registered as a closed-end management investment company under the Investment Company Act of 1940 (the “1940 Act”), in connection with its one separate series, and such other series as may be added to the Company in the future (collectively the “Funds”), pursuant to which we have been appointed distributor of shares of the Funds (the “Shares”).
You will not be paid any 12b-1 fees for services provided herein.
1. In our discretion, payment may be withheld with respect to Shares purchased by you and redeemed or repurchased by the Fund within seven (7) business days after the date of the confirmation of your purchase.
2. You shall furnish us and the Funds with such information as shall reasonably be requested either by the Directors of the Funds or by us with respect to the services provided, including but not limited to blue sky sales reports.
3. Orders shall be placed either directly with the Funds’ Transfer Agent in accordance with such procedures as may be established by us or the Transfer Agent, or with the Transfer Agent through the facilities of the National Securities Clearing Corporation (“NSCC”), if available, in accordance with the rules of the NSCC. In addition, all orders are subject to acceptance or rejection by the Distributor or the relevant Fund in the sole discretion of either. Purchase orders shall be subject to receipt by the Company’s Transfer Agent of all required documents in proper form and to the minimum initial and subsequent purchase requirements set forth in the Registration Statement.
4. Settlement of transactions shall be in accordance with such procedures as may be established by us, the Transfer Agent or, if applicable, the rules of the NSCC. If payment is not so received, we and the Funds reserve the right forthwith to cancel the sale, or at the option of us or the Funds to sell the Shares at the then prevailing net asset value, in which in either case you agree to be responsible for any loss resulting to the Funds and/or to us from your failure to make payments as aforesaid.
5. You shall be allowed the concessions from the public offering price, if any, as set forth in the then current prospectus of the Funds. Unless at the time of transmitting an order you advise the Fund and its Transfer Agent to the contrary, the Funds may consider the order to be the total holding of an investor and assume that the investor is not entitled to any reduction in sales price beyond that accorded to the amount of the purchase as determined by the schedule set forth in the then current prospectus of the Funds.
6. If any shares sold to you are redeemed by the Funds or repurchased for the account of the Fund or are tendered to the Funds for redemption or repurchase within seven business days after the date of confirmation to you of your original purchase order for said Shares, you agree to pay forthwith to us the full amount of any dealer concession allowed or commission paid to you on the original sale, and we agree to pay the amount of any such dealer concession to the Fund when received by us. Alternatively, we may, in our discretion, withhold payment to you of such shares.
7. For all purposes of this Agreement you will be deemed to be an independent contractor and neither you nor any of your employees or agents shall have any authority to act in any matter or in any respect as agent for the Funds or for the Distributor. Neither you nor any of your employees or agents are authorized to make any representation concerning shares of the Funds except those contained in the then current Prospectus for the Funds. By your written acceptance of this Agreement, you agree to and do release, indemnify and hold us harmless from and against any and all liabilities, losses, claims, demands, charges, costs and expenses (including reasonable attorneys fees) resulting from requests, directions, actions or inactions of or by you or your officers, employees or agents or the purchase, redemption, transfer or registration of shares of the Funds (or orders relating to the same) by you or your clients, or from your breach of any of the terms of this Agreement. In the event we or the Funds determine to refund any amount paid by an investor by reason of any such violation, you shall return to us or the funds any commission previously paid or discounts allowed with respect to the transaction for which the refund is made. Notwithstanding anything herein to the contrary, the foregoing indemnity and hold harmless agreement shall indefinitely survive the termination of this Agreement.
8. We may enter into other similar agreements with any other person without your consent.
9. You represent that you are a member of the NASD and agree to maintain membership in the NASD. You agree to abide by all the rules and regulations of the Securities and Exchange Commission and the NASD which are binding upon underwriters and dealers in the distribution of the securities of investment companies, including without limitation, Section 2830 of the NASD Conduct Rules, all of which are incorporated herein as if set forth in full. You shall comply with all applicable laws including state and Federal laws and the rules and regulations of authorized regulatory agencies. You will not sell or offer for sale shares of any Fund in any state or jurisdiction where (i) you are not qualified to act as a dealer or (ii) the shares are not qualified for sale, including under the Blue Sky laws and regulations for such state, except for jurisdictions in which they are exempt from qualification. You agree to notify us immediately if your license or registration to act as a broker-dealer is revoked or suspended by any Federal, self-regulatory or state agency. We do not assume any responsibility in connection with your registration under the laws of the various states or jurisdictions or under federal law or your qualification under any applicable law or regulation to offer or sell shares.
10. You agree to maintain all records required by law relating to transactions involving the shares, and upon the request of us, or the Company, promptly make such of these records available to us or the Company’s administrator as are requested. In addition you hereby agree to establish appropriate procedures and reporting forms and/or mechanisms and schedules in conjunction with us and the Company’s administrator, to enable the Company to identify the location, type of, and sales to all accounts opened and maintained by your customers or by you on behalf of your customers.
11. You hereby certify that you are in compliance and will continue to comply with all applicable anti-money laundering laws, regulations, rules and government guidance and have in place a comprehensive anti-money laundering compliance program that includes: internal policies, procedures and controls for complying with the USA PATRIOT Act, a designated compliance officer, an ongoing training program for appropriate employees and an independent audit function. You also certify that you are in compliance and will continue to comply with the economic sanctions programs administered by the U.S. Treasury Department’s Office of Foreign Asset Control (“OFAC”) and have an OFAC compliance program in place that satisfies all applicable laws and regulations. You acknowledge that, because the Distributor will not have access to detailed information about your customers who purchase Shares, you will assume responsibility for compliance with the foregoing laws and regulations in regard to such customers. You hereby agree to notify the Distributor promptly whenever, (i) pursuant to the provisions of your programs, indications of suspicious activity or OFAC matches are detected in connection with the purchase, sale or exchange of Shares; or (ii) you receive any reports from any regulator(s) pertaining to your compliance with the foregoing laws or regulations in connection with your customers.
12. This Agreement may be terminated with respect to any Fund at any time without payment of any penalty, upon notice to the other party, by the Distributor or the vote of a majority of the Directors of such Fund who are not interested persons as that term is defined in the Investment Company Act of 1940, as amended, of that Fund and have no direct or indirect financial interest relating to the Distribution Agreement (the “Independent Directors”) or by a vote of a majority of the Fund’s outstanding shares. It will be terminated, without notice, by any act which terminates the Distribution Agreement with us, upon your expulsion or suspension from the NASD, and in any event, it shall terminate automatically in the event of its assignment as that term is defined in the 1940 Act. We may in our sole discretion modify or amend this Agreement upon written notice to you of such modification or amendment, which shall be effective on the date stated in such notice.
13. The provisions of the Distribution Agreement, insofar as they relate to our obligations and payment hereunder, are incorporated herein by reference. This Agreement shall become effective upon acceptance and execution by us and upon the Fund’s preliminary registration statement being deemed effective by the Securities and Exchange Commission. Unless sooner terminated as provided herein, this Agreement shall continue in full force and effect as long as the continuance of the Distribution Agreement and this related Agreement are approved at least annually by a vote of the Directors, including a majority of the Independent Directors, cast in person at a meeting called for the purpose of voting thereon. All communications to us should be sent to the address shown on the first page of this Agreement. Any notice to you shall be duly given if mailed or telegraphed to you at the address specified by you below.

14. This Agreement shall be construed in accordance with the laws of the State of Wisconsin, excluding the laws on conflicts of laws.

UMB DISTRIBUTION SERVICES, LLC

Name of Dealer (Please Print or Type)*		803 West Michigan Street
Milwaukee, Wisconsin 53233

Address of Dealer

By:		By:
	Authorized Officer	Authorized Officer

	Print Name	Print Name

Date:

Phone:

*NOTE:	Please sign and return both copies of this Agreement to UMB Distribution Services, LLC, Attention . Upon acceptance, one countersigned copy will be returned to you for your files.

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